Exhibit 99.1

                                [GRAPHIC OMITTED]
                              M E A S U R E M E N T
                              S P E C I A L T I E S

Contact:  Frank Guidone, CEO
          (973) 808-1819

          Boutcher & Boutcher Investor Relations
          Aimee Boutcher
          (973) 239-2878

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

        MEASUREMENT SPECIALTIES ANNOUNCES PLANS TO RESTATE PRIOR PERIODS;
                       UPDATE ON FILING FINANCIAL RESULTS.


     Fairfield, NJ, August 21, 2002 - Measurement Specialties (AMEX: MSS) today announced that, based on the recently completed analysis conducted by the Company and its auditors, the Company intends to restate earnings for the 2001 fiscal year, as well as the previously released 2002 fiscal quarters. The decision was based largely on a detailed evaluation of capitalized overhead. Along with representatives from Grant Thornton, LLP (the Company's current auditors who replaced Arthur Andersen), the Company has determined that the previously released financials do not accurately reflect operations, and therefore should be restated.

     As a result of restating fiscal 2001 (and given that the previously issued financial statements for fiscal 2001 and the Arthur Andersen report thereon, and the previously issued quarterly results for fiscal 2002, may no longer be relied upon), the Company will be required to have its fiscal 2001 results re-audited before completing the fiscal 2002 annual report and filing its Form 10-K for the fiscal year ending March 31, 2002. Accordingly, the Company will not be able to resume trading on the American Stock Exchange until its filings are complete.
As a result of the continued delay in filing its FY02 Form 10-K and first quarter FY03 Form 10-Q, AMEX has indicated they intend to initiate delisting proceedings, which the Company will appeal. The Company, along with its auditors, is aggressively trying to complete all filings prior to the conclusion of the delisting proceeding; however, the Company cannot guarantee that it will be successful in doing so.

     "I am relieved to have reached a decision relative to the treatment of capitalized expenses, and look forward to getting this issue behind us and turning our attention to the future", commented Frank Guidone, CEO of Measurement Specialties. "The future prospects remain strong as we continue to make solid progress on our restructuring efforts. As previously announced, the restructuring is based on four key initiatives: (1) closing the Shaevitz, UK operation (located in Slough, UK), (2) selling the ICS wafer fabrication facility (located in Milpitas, CA), (3) downsizing the Piezo operation (located in Valley Forge, PA) and (4) selling Terraillon (located in Chatou Cedex, France). Once complete, we anticipate


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these initiatives will return the Company to profitability and sufficiently reduce debt to allow a successful refinancing. We have largely completed the first three initiatives, and are making good progress on the fourth. It is unfortunate that the accounting challenges and continued delays have put us at risk of being delisted; we have every intention of completing the work required to become current with our filings and circumvent that process if at all possible."


     Measurement Specialties is a designer and manufacturer of sensors, and sensor-based consumer products. Measurement Specialties produces a wide variety of sensors that use advanced technologies to measure precise ranges of physical characteristics, including pressure, motion, force, displacement, angle, flow, and distance. Measurement Specialties uses multiple advanced technologies, including piezoresistive, application specific integrated circuits (ASICs), micro-electromechanical systems (MEMS), piezopolymers, and strain gages to allow their sensors to operate precisely and cost effectively.

     This  release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including but not limited to, statements regarding the continued production of current product lines. Forward looking statements may be identified by such words or phases as "intends", "are expected to", "will continue", "is anticipated", "estimated", "projected", "may", "resume trading on the AMEX", "future prospects", "continue to make solid progress", "return the Company to profitability" or similar expressions. The forward-looking statements above involve a number of risks and uncertainties. Factors that might cause actual results to differ include, but are not limited to, success of any reorganization; consummation of any contemplated sale of assets; ability to raise additional funds; the outcome of the class action lawsuits filed against the Company; the outcome of the current SEC investigation of the Company; conditions in the general economy and in the markets served by the Company; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers' operations affecting availability of component materials at reasonable prices; timely development and market acceptance, and warranty performance of new products;
success in integrating prior acquisitions; changes in product mix, costs and yields, fluctuations in foreign currency exchange rates; uncertainties related to doing business in Hong Kong and China; and the risk factors listed from time to time in the Company's SEC reports. The Company is involved in an announced active disposition program. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term. Actual results may differ materially. The Company assumes no obligation to update the information in this issue.


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